Exhibit 99.1

Contacts:	Tracey Noe (Media)	Shep Dunlap (Investors)

	1-847-943-5678	1-847-943-5454

	news@mdlz.com	ir@mdlz.com

Mondelēz International Appoints Ann Mukherjee to Board of Directors

CHICAGO, December 13, 2022 – Mondelēz International, Inc. (Nasdaq: MDLZ) today announced the appointment of Ann Mukherjee, Chairwoman and Chief Executive Officer of Pernod Ricard North America, to the Company’s Board of Directors, effective January 1, 2023.

“We welcome Ann to our Board and look forward to benefitting from her strong track record in leading and advising multinational consumer packaged goods companies,” said Dirk Van de Put, Chairman & CEO of Mondelēz International. “Her expertise in consumer insights, commercial execution and brand innovation will provide important perspective to our Board and team as we continue advancing our Vision 2030 strategy as a global snacking leader.”

Mukherjee has served as Chairwoman and Chief Executive Officer of Pernod Ricard North America, a global leader in wine and spirits, since December 2019. Previously, she served as Global Chief Commercial Officer and Global Chief Marketing Officer for S.C. Johnson & Son, Inc., a multinational consumer product manufacturer. Earlier, she held several senior positions with PepsiCo, Inc., a multinational food and beverage corporation, including President, Global Snacks Group and Global Insights, as well as Senior Vice President and Chief Marketing Officer, Frito-Lay, Inc., a subsidiary of PepsiCo.

Mukherjee’s appointment expands the size of the Company’s Board of Directors to 11 members.

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2021 net revenues of approximately $29 billion, MDLZ is leading the future of snacking with iconic global and local brands such as OREO, belVita and LU biscuits; Cadbury Dairy Milk, Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements about Mondelēz International’s strategic priorities and growth strategy; Mondelēz International’s future performance, including its future revenue and earnings growth; plans to reshape Mondelēz International’s portfolio and extend its leadership positions in chocolate and biscuits as well as baked snacks; Mondelēz International’s leadership position in snacking; volatility in global consumer, commodity, transportation, labor, currency and capital markets; consumer behavior, consumption and demand trends and Mondelēz International’s business in developed and emerging markets, its channels, its brands and its categories; Mondelēz International’s environmental, social and governance and sustainability strategies, goals, targets and initiatives; and long-term value creation. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results to differ materially from those indicated in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.